May 29, 2007

Securities and Exchange
Commission 100 F Street, N.E.
Washington, DC 20549


Commissioners:

We have read the statements made by Holland Series Fund, Inc (copy attached), which we understand will be filed with the Commission, pursuant to Item 77K of Form N-SAR, as part of the Funds semi annual N-SAR-A report for the semi annual period ended March 31, 2007 to be filed on May
30,2007. We agree with the statements concerning our Firm in such Form N-SAR.


Very truly yours,

PriceWaterhouseCoopers LLP